Exhibit 23.4

RP® FINANCIAL, LC.
Financial Services Industry Consultants

September 19, 2008

Board of Directors

Bradford Bank MHC

Bradford Bancorp, Inc.
Bradford Bank

6910 York Road

Baltimore, Maryland 21212

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion, and any amendments thereto to be filed with Office of Thrift Supervision, and in the Registration Statement on Form S-1, and any amendments thereto to be filed with the Securities and Exchange Commission.  We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of Bradford Bancorp, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,
RP® FINANCIAL, LC.

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